FS-15


                                ESSEX GAS COMPANY
                                  BALANCE SHEET
                                  June 30, 2000
                                 ($000 Omitted)


                                                                         BALANCE
                                                                         -------
CURRENT ASSETS:

Cash                                                                         41
Cash Equivalents & Short-term Investments                                     0
Accounts Receivable                                                       5,772
Reserve for Bad Debts                                                    (1,054)
Accounts Receivable -- Affil                                              3,781
Inventories                                                               1,645
Prepaid Expenses                                                            345
Deferred Gas Costs                                                        1,714
                                                                      ---------
Total Current Assets                                                     12,244

INVESTMENTS:

Investments in Subsidiaries                                                   0
Investment in AllEnergy                                                       0
Other Investments                                                           685
Other Assets                                                                  0
                                                                      ---------
Total Investments                                                           685

PROPERTY AND EQUIPMENT, AT COST                                         118,957
Accumulated Depreciation                                                (36,055)
                                                                      ---------
Property and Equipment, net                                              82,902

OTHER ASSETS:

Deferred Retiree Health care                                                  0
Deferred Charges and Other Costs                                            787
Goodwill, net                                                                 0
                                                                      ---------
Total Other Assets                                                          787
                                                                      ---------
TOTAL ASSETS                                                             96,618
                                                                      =========


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                                ESSEX GAS COMPANY
                                  BALANCE SHEET
                                  June 30, 2000
                                 ($000 Omitted)


                                                                         BALANCE
                                                                         -------
CURRENT LIABILITIES:

Notes Payable                                                             1,069
Current Debt                                                                668
Accounts Payable                                                          1,762
Accounts Payable - Affiliated                                            14,236
Income Taxes Payable                                                        642
Accrued Expenses                                                            468
Other Current Liabilities                                                 1,672
                                                                      ---------
Total Current Liabilities                                                20,517

GAS INVENTORY FINANCING                                                      20

LONG-TERM DEBT                                                           17,771

RESERVES AND OTHER LIABILITIES:

Deferred Income Taxes                                                     9,404
Retiree Health Care                                                       4,721
Coal Miners Retiree Health Care                                               0
Preferred Stock of Subsidiary                                                 0
Other Reserves                                                            4,223
                                                                      ---------
Total Reserves and Other Liabilities                                     18,348

SHAREHOLDERS EQUITY:

Preferred Stock                                                               0
Common Stock                                                                  0
Capital in Excess of Par Value                                           27,806
Retained Earnings                                                        12,156
Treasury Stock                                                                0
                                                                      ---------
Shareholders Equity                                                      39,962
                                                                      ---------
Total Liabilities and
 Shareholders Equity                                                     96,618
                                                                      =========